EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

International Business Machines Corporation
IBM International Group Capital LLC

IBM International Capital Pte. Ltd.

(Exact Name of Registrant as Specified in their respective Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Preferred Stock of International Business Machines Corporation (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Depositary Shares of International Business Machines Corporation (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Capital Stock of International Business Machines Corporation (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities of International Business Machines Corporation (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities of IBM International Group Capital LLC (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities of IBM International Capital Pte. Ltd. (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants of International Business Machines Corporation (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Guarantees of the Debt Securities of IBM International Group Capital LLC by International Business Machines Corporation (1)(4)	Rule 457(n) (4)	(3)	(3)	(3)	(2)	(2)
	Other	Guarantees of the Debt Securities of IBM International Capital Pte. Ltd. by International Business Machines Corporation (1)(4)	Rule 457(n) (4)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A (5)
	Total Fee Offsets							$1,266,380.13 (6)
	Net Fee Due							N/A (2)

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	This registration statement is being filed to replace the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-262911) filed on February 22, 2022 (the 2022 IBM Shelf Registration Statement). In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (the Securities Act), effectiveness of this registration statement will be deemed to terminate the 2022 IBM Shelf Registration Statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payments of all of the registration fee, except for $443,711.11 of unused registration fees previously paid in connection with the 2022 IBM Shelf Registration Statement. A registration fee in the amount of $1,710,091.24 (the 2022 IBM Shelf Registration Statement Previously Paid Fees) was previously paid by the registrant in connection with its filing of the 2022 IBM Shelf Registration Statement. As detailed in the filing fees exhibit to the 2022 IBM Shelf Registration Statement, the 2022 IBM Shelf Registration Statement Previously Paid Fees were the result of the registrant’s application of $1,710,091.24 of unused registration fees previously paid in connection with the Registration Statement on Form S-3 (Registration No. 333-219724) of IBM Credit LLC, an indirect, wholly owned subsidiary of International Business Machines, filed on August 4, 2017 and declared effective on August 17, 2017, as payment of fees payable pursuant to the 2022 IBM Shelf Registration Statement under applicable prospectus supplements. The 2022 IBM Shelf Registration Statement became effective on February 22, 2022. The registrant applied (i) $299,716.95 of the 2022 IBM Shelf Registration Statement Previously Paid Fees to pay the registration fee owed in connection with its final prospectus supplement dated July 20, 2022 (Registration No. 333-262911) as detailed in the filing fees exhibit thereto, (ii) $609,280.89 of the 2022 IBM Shelf Registration Statement Previously Paid Fees to pay the registration fee owed in connection with its final prospectus supplement dated January 30, 2023 (related to its offering of euro- and sterling-denominated notes) (Registration No. 333-262911) as detailed in the filing fees exhibit thereto and (iii) $357,382.29 of the 2022 IBM Shelf Registration Statement Previously Paid Fees to pay the registration fee owed in connection with its final prospectus supplement dated January 30, 2023 (related to its offering of U.S. dollar-denominated notes) (Registration No. 333-262911) as detailed in the filing fees exhibit thereto, resulting in $443,711.11 of the 2022 IBM Shelf Registration Statement Previously Paid Fees remaining unused. Pursuant to Rule 457(p) under the Securities Act, these unused fees are being applied as payment of fees payable pursuant to this registration statement under applicable prospectus supplements. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrants are deferring payment of all of the registration fee.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(4)	International Business Machines Corporation is registering hereunder all guarantees and other obligations that it may have with respect to debt securities that may be issued by IBM International Group Capital LLC and IBM International Capital Pte. Ltd. No separate consideration will be received for such guarantees or any other such obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees or obligations.
(5)	The aggregate of registration fees previously paid for the newly registered securities in connection with the filing of this registration statement is $0. However, as set forth in footnote (2), $1,710,091.24 was previously paid in connection with the filing of the 2022 IBM Shelf Registration Statement, offset by the total of the historical fee offsets related to the 2022 IBM Shelf Registration Statement claimed prior to the filing of this registration statement in the amount of $1,266,380.13.
(6)	Represents the total of the historical fee offsets claimed prior to the filing of this registration statement against the registration fees paid at the time of filing the 2022 IBM Shelf Registration Statement, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (7)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	International Business Machines Corporation	424(b)(5)	333-262911	February 1, 2023		$357,382.29	Debt	Debt securities	-	-
Fee Offset Claims	International Business Machines Corporation	424(b)(5)	333-262911	February 1, 2023		$609,280.89	Debt	Debt securities	-	-
Fee Offset Claims	International Business Machines Corporation	424(b)(5)	333-262911	July 22, 2022		$299,716.95	Debt	Debt securities	-	-
Fee Offset Sources	International Business Machines Corporation	S-3ASR	333- 262911		February 22, 2022						$1,710,091.24

(7)	The total of the historical fee offset claims against the registration fees of $1,710,091.24 paid at the time of filing the 2022 IBM Shelf Registration Statement is $1,266,380.13, resulting in $443,711.11 in registration fees paid at the time of filing the 2022 IBM Shelf Registration Statement remaining unused prior to the filing of this registration statement. Pursuant to Rule 457(p) under the Securities Act, these unused fees are being applied as payment of fees payable pursuant to this registration statement under applicable prospectus supplements. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrants are deferring payment of all of the registration fee.